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                                                                EXHIBIT 10.103


                             CONSTRUCTION AGREEMENT


         THIS CONSTRUCTION AGREEMENT (the "Agreement") is entered into as of this 16th day of April, 1996, by and among OFFSHORE BROADCASTING CORPORATION, a Rhode Island corporation ("Licensee"), OCEAN STATE TELEVISION, L.L.C., a Delaware limited liability company (the "Company"), and PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC., a Florida corporation ("Contractor").

                              W I T N E S S E T H

         WHEREAS, on March 18, 1996, Licensee secured from the Federal Communications Commission ("FCC") a construction permit (the "Construction Permit") to relocate the transmitter site for television station WOST-TV, Channel 69, Block Island, Rhode Island (the "Station"), to Hopkinton, Rhode Island;

         WHEREAS, Licensee, Contractor and the Company have entered into an Asset Contribution Agreement dated as of the date hereof (the "Contribution Agreement"), pursuant to which, among other things, subject to the prior approval of the FCC, Licensee agrees to contribute to the Company substantially all of the assets used or useful in connection with the business or operations of the Station, and Contractor agrees to contribute to the Company One Million Dollars ($1,000,000) in cash and to loan the Licensee and the Company up to Three Million Dollars ($3,000,000) to finance construction and operation of the Station; and

         WHEREAS, the Contribution Agreement provides that Contractor, Licensee and the Company shall enter into this Agreement in order to permit Contractor to specify the materials and equipment required to construct the Station facilities as specified in the Construction Permit and to undertake, with the concurrence of Licensee, such construction.

         NOW THEREFORE, in consideration of the above and of the mutual promises covenants contained herein, the parties, intending to be legally bound, agree as follows:

         SECTION 1. DEFINITIONS. In addition to the terms which are elsewhere defined in this Agreement, the following terms shall have the respective meanings hereinafter set forth:

                A. "Budget" shall mean the preliminary budget as agreed to by Licensee and Contractor, as described in Exhibit A attached hereto, as such Budget may be amended in accordance with Paragraph 5 of this Agreement.

                B.      "Contract Documents" shall mean this Agreement,
all FCC and other authorizations issued to the Licensee for the Station's operation and construction, the Plans and Specifications and the Budget.
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                C.      "Plans and Specifications" shall mean the plans
and specifications described in Exhibit B attached hereto, and as supplemented from time to time with the agreement of Contractor and Licensee.

                D. "Work" shall mean all labor, materials and equipment necessary or appropriate for the construction of the facilities described in the Plans and Specifications as authorized in the Construction Permit.

        SECTION 2.      THE WORK.

                A.      Contractor agrees to do the following:

                        (i)         With the concurrence of Licensee,
specify for the purchase or lease by the Company of the equipment, supplies and materials necessary or appropriate for the construction and installation of the facilities described in the Plans and Specifications as authorized in the Construction Permit; and


                        (ii)        With the concurrence of the
Licensee and its Chief Engineer, construct and/or install the facilities described in the Plans and Specifications (x) as authorized in the Construction Permit and (y) in accordance with all applicable zoning, building or other governmental laws, ordinances or regulations, including, without limitation, all permits, regulations and directions of the FCC.


                B.      Licensee has done or agrees to do the following:

                        (i)         Secured the grant of the
Construction Permit;


                        (ii)        File with the FCC or any other
governmental agency any other applications which may be necessary for the implementation of the Construction Permit, the construction of the Station, and the commencement and continuation of the Station's operations;


                        (iii)       Prepare and timely file with the
FCC an application for license for the constructed facilities in accordance with the rules and regulations of the FCC; and


                        (iv)        Cooperate with Contractor in
obtaining as expeditiously as practicable any zoning, building and other permits, state, county or municipal, that are required in connection with the Plans and Specifications and the Work and execute the necessary documents and agreements provided by Contractor in accordance with its obligations hereunder.





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         SECTION 3.     COMPLETION OF THE WORK.

                A. The Work shall be commenced upon the execution of this Agreement and shall be substantially completed as promptly as reasonably practicable following the grant of the Application; provided, however, that the parties agree that such date shall be extended by reason of strikes, labor troubles, inability to procure material, failure of power, governmental actions or inactions, riots, insurrection, war or other reasons beyond the control of the parties.

                B. The Work shall be deemed to be substantially complete when (i) construction is sufficiently complete, in accordance with the Contract Documents, so that the Station may begin operating pursuant to Program Test Authority under FCC rules using the facilities authorized by the Construction Permit and (ii) all permits, modifications of permits, authorizations and licenses necessary to operate such facilities have been obtained. Any Work required by the Contract Documents which remains to be completed after the date of substantial completion shall, if reasonably feasible, be completed by Contractor within ninety (90) days after the date of substantial completion.

         SECTION 4. COST OF THE WORK. The cost of the Work shall not exceed Three Million Dollars ($3,000,000). Prior to the Contribution Closing, as that term is defined in the Contribution Agreement, Licensee shall use the proceeds of the Relocation Loans, as that term is defined in the Loan Agreement dated the date hereof, among Contractor, Licensee and the Company, to pay the cost of the Work. Upon the Contribution Closing, the Company shall be responsible for the cost of the Work.

         SECTION 5. BUDGET. Licensee and Contractor acknowledge and agree that the Budget represents the estimated cost of the Work. Promptly after the date hereof, Contractor shall obtain firm bids from responsible manufacturers, suppliers, and contractors approved by Licensee for the performance of the Work or portions thereof, and shall supply copies of all bids to Licensee. Upon receipt of the bids and upon the agreement by Licensee and Contractor to accept those bids, Contractor shall accept the bids and the Budget shall be adjusted to conform to the bids.

         SECTION 6.     CONTRACTOR'S CONSTRUCTION OBLIGATIONS.

                A.      Subject to the oversight and control of
Licensee, Contractor shall supervise and direct the Work, using its best skill and attention and shall be responsible for all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under this Agreement.





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                B.      Contractor shall be responsible to the Licensee
and the Company for the acts and omissions of Contractor's employees, contractors, subcontractors and other persons providing or performing any of the Work.

                C.      Unless otherwise provided in the Contract
Documents, Contractor shall provide all labor, materials, equipment, tools, construction, equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for the proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

                D. Contractor shall at all times enforce strict discipline and good order among any person working at the construction site.

                E. Contractor warrants to Licensee that all materials and equipment furnished under this Contract will be new, unless otherwise specified in Exhibit A, and that all Work will be of good quality, free from faults and defects and in conformance with the Contract Documents.

                F.      Contractor shall comply with all laws,
ordinances, rules, regulations and lawful orders of any public authority bearing on the performance of the Work.

                G. Contractor shall prepare and submit to Licensee an estimated progress schedule for the Work. The progress schedule shall be related to the entire project to the extent required by the Contract Documents and shall provide for expeditious and practicable completion of the Work.

                H.      Contractor at all times shall keep the
construction site free from accumulation of waste material or rubbish caused by the Work. At the completion of the Work, Contractor shall remove or cause to be removed all waste materials and rubbish from and about the construction site and tools, construction equipment, machinery and surplus materials and shall retain all documentation, working drawings, and schematics of construction so that said materials can be stored on Licensee's premises for future reference.

         SECTION 7. SUBCONTRACTORS. By an appropriate written agreement, Contractor shall require each subcontractor retained by Contractor to be bound by the terms of the Contract Documents, and to assume all the obligations and responsibilities which Contractor, by those documents, assumes toward Licensee.





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         SECTION 8.     PROTECTION OF PERSONS AND PROPERTY.

                A.      Contractor shall take all reasonable
precautions for the safety of, and shall provide all reasonable protection to prevent damage, injury or loss to:

                        (i)         all individuals employed to perform
the Work;


                        (ii) all materials and equipment to be used in the Work, whether in storage, on or off the site, under the care, custody or control of Contractor or any of its subcontractors; and


                        (iii)       other property at the site or adjacent
thereto.


                B. Contractor shall give all notices and comply with all applicable laws, ordinances, rules, regulations and lawful orders of any public authority bearing on the safety of persons or property or their protection from damage, injury or loss.

         SECTION 9.     INSURANCE.

                A. Contractor shall purchase and maintain or cause to be purchased and maintained such insurance as will protect Contractor, Licensee and the Company from any and all claims, including those set forth below, which may arise out of or result from the Work, whether such operations be by Contractor or by any subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

                        (i) claims under workmen's compensation, disability benefit and other similar employee benefit acts;


                        (ii) claims for damages because of bodily injury, occupational sickness or disease, or death;


                        (iii) claims for damages insured by usual and customary personal injury liability coverage which are sustained (1) by any person as a result of an offense directly or indirectly related to the employment of such person by Contractor, or (2) by any other person;


                        (iv) claims for damages, other than to the Work itself, because of injury to or destruction of tangible property; and





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                        (v)         claims for damages because of
bodily injury or death or any property damage arising out of the ownership, maintenance or use of any motor vehicle in respect of the Work.


                B. The insurance required by this Section shall be written for not less than the limits of liability agreed to by Contractor and Licensee or required by law, whichever is greater.

                C.      Certificates of Insurance acceptable to
Licensee and Contractor shall be delivered to Licensee prior to commencement of the Work. These Certificates shall contain a provision that coverage afforded under the policies will not be canceled until at least thirty (30) days' prior written notice has been given to the Licensee.

                D.      The Company shall purchase and maintain
property insurance upon the entire Work to the full insurable value thereof. This insurance shall insure against the perils of fire and extended coverage, shall include "all risk" insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief and shall provide that all proceeds from such insurance shall go to the Company.

                 10. DAMAGES. In the event of a default by Contractor of its obligations under this Agreement or the failure of Contractor to complete the Work, Contractor shall not be liable to Licensee or the Company for any consequential damages as a result of such failure or delay. The sole liability of Contractor to Licensee and the Company shall be for the full cost and expense of completing the Work in accordance with the Contract Documents and the Plans and Specifications.

         SECTION 11. TERMINATION. This Agreement shall terminate, and no party shall have any further obligation hereunder, upon the earlier to occur of
(a) the completion of the Work, (b) the Closing (as defined in the Contribution Agreement), or (c) the termination of the Contribution Agreement in accordance with its terms.

          SECTION 12.    MISCELLANEOUS PROVISIONS.

                A. The Contract shall be governed by the laws of the State of Florida applicable to contracts made and to be performed there, without reference to the principles of the conflicts of law.

                B. Licensee, Contractor and the Company each binds itself and its successors, assigns and legal representatives to the other party hereto and to the successors, assigns and





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legal representatives of such other party with respect to all covenants, agreements and obligations contained in the Contract Documents.

                C. The parties hereto agree to cooperate fully with each other in preparing, filing, prosecuting, advocating grant, and taking any other actions necessary with respect to any applications or actions which are or may be necessary to obtain the consent of the FCC or of any other governmental instrumentality, or any third party to, or are or may be necessary or helpful in order to accomplish the transactions contemplated by this Agreement.

                D. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date of personal delivery, the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows::

If to Licensee:         Mr. Raymond A. Yorke
                        Offshore Broadcasting Corp.
                        449 Barlow's Landing Road
                        Pocassett, Massachusetts  02559

If to Contractor:       Mr. Lowell W. Paxson
                        Paxson Communications of Providence-69, Inc.
                        601 Clearwater Park Road
                        West Palm Beach, Florida  33401

If to the Company:      Mr. Raymond A. Yorke
                        Offshore Broadcasting Corp.
                        449 Barlow's Landing Road
                        Pocassett, Massachusetts  02559

                        -and-

                        Mr. Lowell W. Paxson
                        Paxson Communications of Providence-69, Inc.
                        601 Clearwater Park Road
                        West Palm Beach, Florida  33401

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this
Section 12.D.





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                E.      No action or failure to act by Licensee, Contractor or
the Company shall constitute a waiver of any right or duty afforded any of them under this Agreement, nor shall any such action or failure to act constitute an approval of or acquiescence in any breach thereunder, except as may be specifically agreed in writing.

                F. If the Contract Documents, laws, ordinances, rules, regulations or orders or any public authority having jurisdiction require any portion of the Work to be inspected, tested or approved, Contractor shall give Licensee timely notice of its readiness so Licensee may observe such inspection, testing or approval.

                G. Licensee's and Contractor's respective obligations hereunder are unique and valuable and not readily subject to compensation by money damages alone. Accordingly, in the event either party should breach its obligations under this Agreement, the other party shall be entitled to an order directing specific performance from a court of competent jurisdiction, in addition to all other remedies at law or in equity.

                H. This Agreement and the Exhibits hereto represent the entire understanding and agreement among Contractor, Licensee and the Company with respect to the subject matter of this Agreement. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and that is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         SECTION 13. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures on all counterparts were upon the same instrument.

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         IN WITNESS WHEREOF, Licensee, Contractor and the Company have executed this Construction Agreement as of the date first above written.

                                PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC.



                                By: /s/ Lowell W. Paxson
                                   --------------------------------------
                                         Name:  Lowell W. Paxson
                                         Title: Chairman



                                OFFSHORE BROADCASTING CORPORATION



                                By: /s/ Raymond A. Yorke
                                   --------------------------------------
                                         Raymond A. Yorke
                                         President



                                OCEAN STATE TELEVISION, L.L.C.



                                By: /s/ Raymond A. Yorke
                                   --------------------------------------
                                         Raymond A. Yorke
                                         Representative


                                By: /s/ Lowell W. Paxson
                                   --------------------------------------
                                         Lowell W. Paxson
                                         Representative